UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 19, 2026
P3 Health Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2370 Corporate Circle Suite 300 Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)
(702) 910-3950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock	PIIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 19, 2026, P3 Health Partners, LLC (the “Company”) entered into a Statement of Work (the “SOW”) with a large nonprofit health insurance provider in the state of Nebraska (the “Client”), which incorporates the terms of a Master Services Agreement between the parties (the (the “MSA,” and together with the SOW, the “Agreements”). Pursuant to the Agreements, the Company will provide clinical, operational and data-driven support under its Care Enablement Model to primary care providers participating in the Client’s Medicare Advantage network in Nebraska. The Client will pay management services fees to the Company for performance years 2026 and 2027. For performance year 2028 and after, the parties’ financial arrangement will be governed by a global risk agreement.

The MSA has an initial term through December 31, 2030, and thereafter automatically renews for successive one-year terms unless terminated by either party by giving the other party written notice of termination at least 180 days prior to the expiration of the initial term or any renewal term. Each party may terminate the MSA or an individual statement of work after the lapse of a cure period for material breaches of the MSA or statement of work by the other party or bankruptcy or insolvency or a change of control of the other party. In the case of the Client, it may terminate the Agreements upon 90 days’ notice upon the failure of the Company’s performance for performance year 2026 to reach certain agreed-upon metrics or if certain key persons depart. If the Client opts not to pursue a bid with the Centers for Medicare and Medicaid Services for a Medicare Advantage plan for 2027 through 2028, the SOW will automatically terminate and the Client will owe the Company a break-up fee comprising of an agreed-upon percentage of the Company’s actual costs in performing the services through the termination date and the Company’s costs directly incurred as a result of the termination, less the fees paid by the Client to the Company, not to exceed an agreed-upon amount. In connection with termination of the services, the Company has agreed to provide termination assistance services to the Client to transition the services from the Company to the Client or its designee for a certain period of time.

The foregoing description of the SOW does not purport to be complete and is qualified in its entirety by the terms of the SOW, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Statement of Work No. 1, effective March 19, 2026, by and between P3 Health Partners, LLC and the Client
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	March 25, 2026	By:	/s/ Leif Pedersen
Leif Pedersen
Chief Financial Officer